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                                                                   EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SFX Broadcasting, Inc. of our report dated January 17, 1997 (and to all references to our firm) relating to the combined financial statements of The Secret
Stations: Indianapolis and Pittsburgh included in SFX Broadcasting, Inc.'s previously filed Form 8-K dated January 21, 1997.

                                    /s/ Arthur Andersen LLP



Chicago, Illinois
October 8, 1997